EXHIBIT 3.1


                  AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET
                                COLLECTIVE TRUST

                               AMENDMENT NO. 1 TO
                   FIFTH AMENDED AND RESTATED FUND DECLARATION

                               GROWTH EQUITY FUND


                  Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, as amended as of July 31, 1995 and as further amended as of the date hereof, which authorizes State Street Bank and Trust Company as trustee ("State Street" or the "Trustee") of the American Bar Association Members/State Street Collective Trust (the "Collective Trust") to amend the Fund Declarations of the investment funds established under the Collective Trust, effective as of August 15, 2001 State Street hereby amends the Fund Declaration dated January 1, 1999 of the Growth Equity Fund, an investment fund established under the Collective Trust (the "Fund"), to replace Schedule B thereto with the Amended and Restated Schedule B attached hereto. The provisions of the Declaration of Trust are incorporated herein by reference.

                  IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused its name to be signed to this Amendment No.1 to the Fifth Amended and Restated Fund Declaration for the Growth Equity Fund by its proper officer as of August 10, 2001.

ATTEST:                            STATE STREET BANK AND TRUST
                                   COMPANY


By:_____________________________    By:______________________________

   Name:                               Name:
   Title:                              Title:


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                                   SCHEDULE B
                                   ----------

                               GROWTH EQUITY FUND
                   FIFTH AMENDED AND RESTATED FUND DECLARATION


The Trustee has entered into an Investment Advisor Agreement for the Fund with the following entities, and the Investment Advisors are entitled to payment of compensation as specified therein:

                         CAPITAL GUARDIAN TRUST COMPANY
                        DRESDNER RCM GLOBAL INVESTORS LLC
                              BANKERS TRUST COMPANY